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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): February 26, 2002

AVIATION DISTRIBUTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29028	33-0715685
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

One Capital Drive
Lake Forest, California 92630
(Address of Principal Executive Offices)

(949) 586-7558
Registrant's Telephone Number

Item 4. Change in Registrant's Certifying Accountant.

        Grant Thornton LLP ("Grant Thornton") resigned as the independent accountant of Aviation Distributors, Inc. (the "Company") effective February 26, 2002.

        Grant Thornton's reports on the Company's financial statements for the years ended December 31, 2000 and 1999 contained an unqualified opinion with an emphasis paragraph describing an uncertainty as to the Company's ability to continue as a going concern.

        During the period from November 18, 1997, the date Grant Thornton was engaged, through February 26, 2002, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, audit scope or procedure which, if not resolved to its satisfaction, would have caused it to make reference to such disagreement in connection with its report.

        The Company's dominant shareholder pled guilty in February 2002 to criminal charges of deceiving its prior bank and previous auditors in 1997. Grant Thornton has determined that this shareholder was active in management of significant aspects of the Company's operations in the year ended December 31, 2001. Accordingly, Grant Thornton concluded that they could no longer rely on management's representations, were unwilling to be associated with the financial statements prepared by management, and could not render a report or otherwise complete an audit of the Company's 2001 financial statements in accordance with Generally Accepted Auditing Standards.

        On February 26, 2002, the Company engaged Squar, Milner, Reehl & Williamson, LLP (the "Squar Milner") as its principal accountant. The registrant's Board of Directors has approved the decision to engage Squar Milner.

        The following exhibit is being filed with the Current report on Form 8-K/A:

        Letter dated March 20, 2002 from Grant Thornton LLP addressed to the Securities and Exchange Commission pertaining to the statements made by the Company in response to Item 4 above.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIATION DISTRIBUTORS, INC.
Date: March 20, 2002	By:	/s/ BRUCE H. HAGLUND Bruce H. Haglund, Chairman of the Audit Committee and Secretary

Exhibit A

March 20, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Aviation Distributors, Inc.

Ladies and Gentlemen:

        We have read the statements of Aviation Distributors, Inc. (the "Company") included in Item 4 of the Company's Current Report on Form 8-K/A, dated March 20, 2002, and agree with the statements concerning Grant Thornton contained therein.

GRANT THORNTON LLP

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  Item 4. Change in Registrant's Certifying Accountant.
SIGNATURES
Exhibit A